UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 23, 2006
(Date of earliest event reported)

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30901	94-3282005
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

575 Broadway, Redwood City, California 94063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Cash Bonus Plans for Named Executive Officers

On October 25, 2006, the Compensation Committee of the Board of Directors of SupportSoft, Inc. (the “Company”) approved the third quarter of 2006 cash awards with respect to the bonus component of certain officers, including named executive officer Cadir Lee, the Company’s Chief Technology Officer.  Cash payment of the on-target bonus for the third quarter of 2006 was $12,500 for Mr. Lee.

On October 25, 2006, the Compensation Committee of the Company approved the amount and criteria for the fourth quarter of 2006 cash awards for certain officers, including named executive officer Cadir Lee. The bonus potential for the fourth quarter of 2006 is $25,000 for Mr. Lee. One hundred percent of Mr. Lee’s on-target performance cash award is based upon the achievement of certain individual objectives.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2006, Mr. Manuel Diaz informed the Company’s Board of Directors that he is retiring from the Board of Directors of the Company effective October 23, 2006.

Effective October 25, 2006, the Board of Directors of the Company appointed Jim Stephens to serve as a member of the Board of Directors of the Company. Mr. Stephens has not yet been appointed to any committees.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration
(Principal Financial Officer and Chief Accounting Officer)

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